UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 6, 2017, Heat Biologics, Inc. (the “Company”) delivered to Pelican Therapeutics, Inc., a Delaware corporation (“Pelican”), a funding commitment for Nine Hundred Ten Thousand Two Hundred Thirty One Dollars ($910,231) (the “Funding Commitment’) to facilitate Pelican’s efforts to provide the Company with a fully executed agreement with the Cancer Prevention & Research Institute of Texas (“CPRIT”) with respect to its CPRIT Grant prior to the closing of the transactions contemplated by that certain Stock Purchase Agreement, dated March 7, 2017, as amended on March 29, 2017 (the “Purchase Agreement”), by and among the Company, Pelican and Josiah Hornblower, as representative of the Pelican stockholders.  Pursuant to the Funding Commitment the Company has committed to provide Pelican with $910,231 in funds in respect of the CPRIT Grant, in exchange for a demand promissory note in the principal amount of $910,231 in the form attached as Exhibit F to the Purchase Agreement.  The Funding Commitment also provides that if Pelican requests the committed funds thereunder prior to the closing of the transactions contemplated by the Purchase Agreement, Pelican will issue to the Company on such date, as an origination fee and for no additional consideration, a number of shares of Pelican common stock as results in the Company owning fifty one percent (51%) of the Pelican’s then outstanding shares of capital stock on a fully diluted basis. The Funding Commitment expires on May 15, 2017.

The foregoing description of the Funding Commitment is qualified in its entirety by reference to the provisions of such Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Funding Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2017, the Company delivered to Pelican the Funding Commitment. The information regarding the Funding Commitment contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

10.1	Funding Commitment issued by Heat Biologics, Inc. dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey A. Wolf
	Name:	Jeffrey A. Wolf
	Title:	Chairman, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Funding Commitment issued by Heat Biologics, Inc. dated April 6, 2017.